UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2014, Colony Financial, Inc. (the “Company”) and Colony Capital, LLC (“Colony Capital”) entered into an amendment to the Amended and Restated Secondment Agreement (the “Secondment Agreement”) pursuant to which Darren J. Tangen is seconded exclusively to the Company by Colony Capital. The Secondment Agreement was amended solely to increase the Company’s maximum obligation to reimburse Colony Capital for Mr. Tangen’s base salary from $29,167 per month, or $350,000 annually, to $33,333 per month, or $400,000 annually. Other than as described in the foregoing sentence, all other terms of the Secondment Agreement remain unchanged.

A copy of the amendment to the Secondment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1, dated as of March 24, 2014, to the Amended and Restated Secondment Agreement by and between Colony Financial, Inc. and Colony Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2014		COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of March 24, 2014, to the Amended and Restated Secondment Agreement by and between Colony Financial, Inc. and Colony Capital, LLC